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                                                                     EXHIBIT 9.1

                    JOHN HANCOCK INSTITUTIONAL SERIES TRUST
                             101 Huntington Avenue
                                Boston, MA 02199

December 11, 1995

John Hancock Investor Services Corporation
101 Huntington Avenue
Boston, MA 02199

       Re:   Transfer Agency and Service Agreement

Ladies and Gentleman:

         Pursuant to Section 9.01 of the Transfer Agency and Service Agreement dated as of January 30, 1995 (the "Agreement") between John Hancock Institutional Series Trust (the "Trust") and John Hancock Investor Services Corporation (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares designated John Hancock Small Capitalization Equity Fund (the "Fund"), and that the Trust desires to retain the Transfer Agent to render transfer agency services to the Fund under the terms of the Agreement in accordance with the fee schedule attached hereto as Exhibit A.

         If the Transfer Agent agrees to provide such services in accordance with the fee schedule attached hereto as Exhibit A, please sign below and return a signed copy of this letter to the undersigned.

JOHN HANCOCK INVESTOR                            JOHN HANCOCK INSTITUTIONAL
SERVICES CORPORATION                             SERIES TRUST----
                                                 On behalf of John Hancock Small
                                                 Capitalization Equity Fund



By: /s/ David A. King                            By: /s/ Anne C. Hodsdon
   ------------------                               --------------------
Name:  David A. King                             Name:  Anne C. Hodsdon
Title: President                                 Title: President

Attest: /s/ Theresa Apruzzese                    Attest: /s/ Theresa Apruzzese
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                                   EXHIBIT A

                          TRANSFER AGENT FEE SCHEDULE

Maintenance Fee - The Fund shall pay a monthly fee equal, on an annual basis, to 0.05% of the average daily net asset value of the Fund.

Out-of-Pocket Expenses - Out-of-pocket expenses borne by the Fund include all costs of proxy solicitation incurred at the specific direction of the Fund, including telephone and postage for mailings of proxies.